Exhibit 16.1

October 31, 2018

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

We have read the statements made by Health-Right Discoveries, Inc. under Item 4.01 of its Form 8-K dated October 31, 2018. We agree with the statements concerning our Firm in such Form 8-K.

Very truly yours

/s/Paritz & Company, PA